                                                                      Exhibit 21

                              TERRA INDUSTRIES INC.
                    MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                                December 31, 2001

                                                                    Percentage    Percentage
Name of Company                                                     Held by TRA   Held by Sub   Jurisdiction
---------------                                                     -----------   -----------   ------------
I.     Inspiration Coal Inc.                                            100                     Delaware

II.    Inspiration Consolidated Copper Company                          100                     Maine
       which owns
       ----------
       A.   Inspiration Development Company                                           100       Delaware

III.   Inspiration Gold Incorporated                                    100                     Delaware

IV.    Terra Capital Holdings, Inc.                                     100                     Delaware
       which owns
       ----------
       A.   Terra Capital, Inc.                                                       100       Delaware
            which owns
            ----------
            1.     Terra Methanol Corporation                                         100       Delaware
            2.     Terra International, Inc.                                          100       Delaware
            which owns
            ----------
                 a.   Terra International (Oklahoma) Inc.                             100       Delaware
                 b.   Terra Real Estate Corporation                                   100       Iowa
                 c.   Terra Real Estate Development Corporation                       100       Iowa
                 d.   Terra Express, Inc.                                             100       Delaware
                 e.   Terra International (Canada) Inc.                               100       Ontario, Canada
                      which owns
                      ----------
                      1.    Terra Nitrogen (U.K.) Limited                             100       England
                 f.   Port Neal Corporation                                           100       Delaware

            3.   BMC Holdings, Inc.                                                   100       Delaware
                 which owns
                 ----------
                 a.   Beaumont Holdings Corporation                                   100       Delaware
                      which owns
                      ----------
                      1.   Terra (U.K.) Holdings Inc./1/                               73       Delaware
                           which owns
                           ----------
                           a.    Beaumont Ammonia Inc.                                100       Delaware

-----------------------
     /1    Terra Methanol Corporation owns 27% of Terra (U.K.) Holdings, Inc./

                              TERRA INDUSTRIES INC.
                    MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                                December 31, 2001

                                                                    Percentage    Percentage
Name of Company                                                     Held by TRA   Held by Sub   Jurisdiction
---------------                                                     -----------   -----------   ------------
            4.   Terra Nitrogen Corporation                                           100       Delaware
                 which owns
                 ----------
                 a.   Terra Nitrogen Company, L.P./2/                                  75       Delaware
                      which owns
                      ----------
                      1.    Terra Nitrogen, Limited Partnership/3/                    100       Delaware
                           a.    Oklahoma Co2 Partnership                              50       Oklahoma

-----------------------
     /2    Terra Nitrogen Corporation's interest includes 1.0101% as General
          Partner and some of TNCLP is owned directly by Terra Capital, Inc./

     /3    Terra Nitrogen Corporation is 1% General Partner./